Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Leonard Goldstein

(713) 881-8900

SEITEL NOTEHOLDERS AGREE TO EXTEND DATE BY WHICH

RESTRUCTURING DOCUMENTS ARE TO BE COMPLETED, UNTIL APRIL 10, 2003

HOUSTON - February 28, 2003 - Seitel, Inc. (NYSE: SEI; TORONTO: OSL) today announced that the Company and its Noteholders have amended their existing standstill agreement to require that the documents necessary for a restructuring be completed by April 10, 2003. Previously, these documents were required to be substantially completed by February 28, 2003. The amendment also eliminates the requirement for the parties to reach an agreement in principle for the restructuring by an earlier date.

Seitel markets its proprietary seismic information/technology to more than 400 petroleum companies, licensing data from its library and creating new seismic surveys under multi-client projects.

[Disclaimer]

Statements in this release about the future outlook related to Seitel involve known and unknown risks and uncertainties, which may cause the Company's actual results to differ materially from expected results. While the Company believes its forecasting assumptions are reasonable, there are factors that are hard to predict and influenced by economic and other conditions that are beyond the Company's control. These risk factors are detailed in Seitel's filings with the Securities and Exchange Commission, including its most recent Form 10-K Annual Report, a copy of which may be obtained from the Company without charge.